UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2008 (July 13, 2008)

ANHEUSER-BUSCH COMPANIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-7823	43-1162835
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Busch Place, St. Louis, Missouri	63118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 577-2000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

MERGER AGREEMENT

On July 13, 2008, Anheuser-Busch Companies, Inc., a Delaware corporation (the “Company”), InBev N.V./S.A., a public company organized under the laws of Belgium (“Parent”), and Pestalozzi Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of Parent (the “Merger Subsidiary”), entered into an Agreement and Plan of Merger, dated as of July 13, 2008 (the “Merger Agreement”). Pursuant to the Merger Agreement, the Merger Subsidiary will be merged with and into the Company (the “Merger”), with the Company surviving as an indirect wholly-owned subsidiary of Parent.

In connection with the Merger, each outstanding share of the Company’s common stock (the “Common Stock”), including restricted stock awards, other than those held by the Company, Parent or the Merger Subsidiary or any subsidiary of the foregoing, and other than those shares with respect to which appraisal rights are properly exercised and not withdrawn, will be converted into the right to receive $70.00 in cash, without interest. Each option to purchase the Company’s Common Stock that is outstanding and unexercised immediately prior to the effective time of the Merger will be cancelled in exchange for the right to receive the excess of $70.00 over the exercise price of such option, less applicable taxes required to be withheld.

The completion of the Merger is subject to certain conditions, including, among others (i) approval of the Merger by each of the Company’s stockholders and Parent’s stockholders, (ii) the absence of certain legal impediments to the consummation of the Merger or the other transactions contemplated by the Merger Agreement, (iii) the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and obtaining other antitrust approvals without exceeding certain agreed upon detriments, (iv) subject to certain materiality exceptions, the accuracy of the representations and warranties made by the Company and Parent, respectively, and compliance by the Company and Parent with their respective obligations under the Merger Agreement and (v) the absence of any change, event, circumstances or development that has had, or is reasonably likely to have, a Material Adverse Effect (as defined). Consummation of the Merger is not conditioned upon the receipt by Parent of financing.

Each of the Company and Parent have made representations and warranties in the Merger Agreement. The Company has also agreed to various covenants and agreements, including, among others things, subject to certain exceptions, (i) to conduct its business in the ordinary course of business between the execution of the Merger Agreement and closing of the Merger and not to engage in certain kinds of transactions during such period, (ii) not to solicit alternative transactions or enter into discussions concerning, or provide confidential information in connection with, any alternative transaction, and (iii) that the Company’s board of directors will recommend that the Company’s stockholders vote in favor of the adoption of the Merger Agreement. Under the terms of the Merger Agreement, the Company is permitted to pay regular quarterly dividends (which may be increased to up to $0.37 per share of Common Stock).

Effective upon the closing of the transaction, (i) the Company’s current headquarters in St. Louis, Missouri will be Parent’s headquarters for North America (excluding Cuba) and (ii) the name of Parent will be amended to be “Anheuser-Busch InBev N.V./S.A.”

Additionally, Parent has agreed that, after consultation with the board of directors of the Company, it will nominate and cause to be elected two current or former directors of the Company to the board of directors of Parent, and each such director shall be confirmed for a three-year term at the first annual general meeting of Parent following the closing of the transaction.

The Merger Agreement contains specified termination rights for the parties, including the right of the Company in certain circumstances to terminate the Merger Agreement and accept a Superior Proposal (as defined in the Merger Agreement). The Merger Agreement also provides that, in certain circumstances, the Company would be required to pay Parent a termination fee of $1.25 billion and, in the event that Parent’s shareholders do not approve the Merger, Parent would be obligated to pay the Company a termination fee equal to $1.25 billion.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or the Merger Subsidiary. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or the Merger Subsidiary or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

RETENTION PROGRAM

In connection with the transaction, the Company and Parent have agreed to cooperate with each other to establish an employee retention program providing for integration bonuses and severance benefits for certain key employees of the Company. This program would be effective as of the closing of the transaction.

Integration Bonus

Approximately 360 key employees of the Company will be eligible to receive a bonus ranging from 80% to 110% of the employee’s 2009 target bonus award. The extent to which the bonus exceeds 80% of the employee’s 2009 target bonus will depend on the extent of achievement of the 2009 Blue Ocean operating goals. In order to qualify for this integration bonus, the employee generally must be employed through the normal payment date for 2009 bonuses, although an employee who is involuntarily or constructively terminated after the closing will be eligible to receive a pro-rata payment. In addition, approximately 60 of these employees will be eligible to receive an additional bonus for 2008 equal to 20% of the maximum bonus otherwise payable to that employee under current Company annual bonus programs. The amount of the additional bonus will depend upon the extent of achievement of projected 2008 savings under the Blue Ocean program.

Enhanced Severance

The retention plan also provides that the same group of approximately 360 employees will be eligible for enhanced severance benefits payable upon an involuntary or constructive termination of employment within two years following the closing of the transaction. These severance benefits will range from 15 months of base salary to 2 times the sum of base salary and target bonus and will include benefits continuation ranging from 15 to 24 months (in each case, depending on the particular employee category). The retention plan will provide that 60 of these employees will, if necessary, be eligible for a modified gross-up payment under Section 280G of the Internal Revenue Code. The enhanced severance program will also contain customary restrictive covenants, including a non-compete. Constructive termination includes a material reduction of compensation, a reduction in duties and responsibilities from those in effect immediately prior to closing of the transaction and relocation of more than 50 miles.

VOTING AGREEMENT

In connection with the Merger Agreement, the controlling stockholder of Parent holding or having the right to control, in the aggregate, voting power of approximately 63% of Parent’s outstanding common stock has entered into a voting agreement (the “Voting Agreement”) with the Company pursuant to which such stockholder has agreed, among other things, to vote at an extraordinary shareholders’ meeting of Parent in favor of, among other things, Parent’s acquisition of the Company. The Voting Agreement will terminate upon the earlier of the effective time of the Merger and the termination of the Merger Agreement.

The foregoing summary of the Voting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Voting Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report:

Exhibit No.	Description
Exhibit 2.1	Agreement and Plan of Merger, dated as of July 13, 2008, by and among Anheuser-Busch Companies, Inc., a Delaware corporation, InBev N.V./S.A., a public company organized under the laws of Belgium (“Parent”), and Pestalozzi Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of Parent

Exhibit 10.1	Voting Agreement, dated as of July 13, 2008, between Anheuser-Busch Companies, Inc. and Stichting InBev AK.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANHEUSER-BUSCH COMPANIES, INC.

Date:	July 16, 2008	By:	/s/ JoBeth G. Brown
JoBeth G. Brown
Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 2.1	Agreement and Plan of Merger, dated as of July 13, 2008, by and among Anheuser-Busch Companies, Inc., a Delaware corporation, InBev N.V./S.A., a public company organized under the laws of Belgium (“Parent”), and Pestalozzi Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of Parent

Exhibit 10.1	Voting Agreement, dated as of July 13, 2008, between Anheuser-Busch Companies, Inc. and Stichting InBev AK.